EXHIBIT 23.2

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in PSINet's Registration Statement on Form S-8 of our reports dated February 10, 1999, included in Transaction Network Services, Inc.'s Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference in PSINet Inc.'s Current Report on Form 8-K dated August 22, 1999.
                             /s/Arthur Andersen LLP
Vienna, Virginia
November 22, 1999